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Rise Gold Announces Significant Permitting Milestone for Idaho-Maryland Mine Project

April 29, 2020 – Grass Valley, California – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the “Company”) announces the achievement of a critical milestone in the processing of the Use Permit application to Nevada County for the re-opening of the historic past-producing Idaho-Maryland Gold Mine.

On April 28th, 2020, with a vote of 5-0, the Nevada County (“County”) Board of Supervisors approved the contract for Raney Planning & Management Inc. (“Raney”) to prepare the  Environmental Impact Report (“EIR”) and conduct contract planning services on behalf of the County for the proposed Idaho-Maryland Mine Project.

Raney will begin work immediately to review the technical studies submitted by Rise with the Use Permit application and initiate preparation of the Draft Environmental Impact Report (“Draft EIR”).

The County selected Raney after a robust bidding and selection process. A panel of County staff as well as staff from the City of Grass Valley reviewed submitted proposals independently and the two most qualified consulting firms were interviewed by the County.

Raney’s primary services include California Environmental Quality Act (CEQA) and National Environmental Policy Act (NEPA) documentation, air quality and greenhouse gas analyses, land use planning, and contract planning services. Raney has completed over 1,000 CEQA, NEPA, and planning related projects, ranging from unique and complex projects necessitating the management of a multi-disciplinary team of experts to publicly controversial projects requiring involvement and coordination of project stakeholders and concerned citizens. Raney will be supported by highly qualified sub-consultants, including West Yost Associates, a California-based firm specializing in water, groundwater and water treatment.

The details of the Use Permit application were previously discussed in the news release dated November 21st, 2019.

https://www.risegoldcorp.com/uploads/content/Nov21RiseGoldSubmitsPermitApplicationtoReopenIdahoMarylandGoldMine.pdf

A general outline of remaining milestones in the process to approval of the permit is outlined as follows;

1)

County planning staff and Raney prepare a Draft EIR which includes holding a public scoping meeting and public comments on which issues should be covered by the EIR;

2)

Draft EIR is published for public comment;

3)

Raney publishes a Final EIR which includes responses to public comments on the Draft EIR; and

4)

County decisionmakers review the Final EIR, certify the environmental document and consider approval of the Use Permit and Reclamation Plan at a public hearing.

The Company’s original estimate of the timeline for the Use Permit process (as previously discussed in the news release dated November 21st, 2019) is unchanged and the remaining timeline to approval ranges from December 2020 to May 2021. Ancillary construction and operational permits would follow as needed.

All technical reports required for the Draft EIR have been submitted to Nevada County.

As previously discussed in the news release dated March 17th, 2020, the submitted technical reports conclude that the Idaho-Maryland Mine Project has less than significant environmental impacts after incorporation of mitigation measures. In accordance with CEQA, Raney, the County’s 3rd party independent consultant, will peer review the technical studies and conclusions of the technical reports and prepare the Draft EIR. The Draft EIR will provide a description of existing site conditions, project operations, and how the project may impact the existing environment. Accordingly, the final judgement of the significance of impacts and mitigation measures are determined by the County in consultation with its independent consultant, Raney. Based on the results of the technical studies, the Company believes the Draft EIR will arrive at similar conclusions.

https://www.risegoldcorp.com/uploads/content/March17RiseGoldTechnicalReportsShowNoSignificantEnvironmentalImpactsforIdahoMarylandMineProject.pdf

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine produced 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

333 Crown Point Circle, Suite 215

Grass Valley, CA, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.